UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Dynacast International Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179497	90-0728033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14045 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 927-2789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 22, 2013, Dynacast International Inc. (the “Company”) dismissed Deloitte and Touche LLP (“Deloitte”) as its independent registered public accounting firm. The dismissal was approved by the Company’s Audit Committee.

No report of Deloitte on the financial statements of the Company for either of the past two years and through May 22, 2013 contained any adverse opinions or disclaimers of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and through May 22, 2013, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on our financial statements for such years.

As previously reported, during the fiscal year ended December 31, 2011 Deloitte identified the following deficiencies in the Company’s internal control over financial reporting, each of which constituted a material weakness: (i) the lack of adequate reviews of accrued liabilities, including but not limited to deferred revenues, (ii) the design and operation of closing and reporting processes, and (iii) an insufficient complement of personnel commensurate with our financial reporting requirements. The Company reported the remediation of the identified material weaknesses in Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The audit committee of the Company had previously discussed the material weaknesses with Deloitte and was satisfied with the Company’s progress. The Company has authorized Deloitte to respond fully to the inquiries of Grant Thornton LLP (“Grant Thornton”), the Company’s newly appointed independent registered accounting firm, concerning such material weaknesses. Except as set forth above, during the fiscal years ended December 31, 2012 and 2011 and through May 22, 2013, there were no reportable events requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the disclosure contained in this Current Report on Form 8-K and requested Deloitte to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of Deloitte’s letter dated May 24, 2013 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

On May 24, 2013, the audit committee of the board of directors of the Company engaged Grant Thornton as its independent registered public accounting firm. During the years ended December 31, 2012 and 2011 and through May 24, 2013, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter from Deloitte and Touche LLP, dated May 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013

DYNACAST INTERNATIONAL INC.

By:	/s/ Adrian D. Murphy
Name:	Adrian D. Murphy
Title:	Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

16.1	Letter from Deloitte and Touche LLP, dated May 24, 2013